UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): September 19, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Lufkin Industries, Inc. appointed C. D. “Bud” Hay, 57, to the position of Vice President and General Manager of the company’s Power Transmission Division, effective September 23, 2011. Mr. Hay most recently served as Senior Vice President of Global Operations for the Crane Group at the Manitowoc Company, a publicly-traded company that specializes in products for the food service and construction industries. He has previously served as Vice President of Operations at Manitowoc Shady Grove since 2007. Prior to joining Manitowoc, he served in various senior operations, procurement and lean manufacturing positions at Joy Mining Machinery, JLG Industries and Ingersoll-Rand Company. Mr. Hay has a bachelor’s degree in industrial engineering from The Ohio State University. Mr. Hay will report to John F. “Jay” Glick, Lufkin’s CEO and President.

A copy of the press release announcing this management change is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	Press Release, dated September 19, 2011, issued by Lufkin Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:       September 21, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 19, 2011, issued by Lufkin Industries, Inc.